                                                                   Exhibit 10.13


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of April 16, 1998 by and between Art Technology Group, Inc., a Delaware corporation (the "COMPANY"), and Scott A. Jones (the "PURCHASER"). In consideration of the mutual promises and covenants contained in this Agreement, the Company and the Purchaser agree as follows:

1        SALE OF SHARES

         Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to the Purchaser, and the Purchaser agrees to purchase, for the purchase price of $1.62 per share, 246,914 shares (the "SHARES") of the Company's Series C Convertible Preferred Stock, $.01 par value per share, having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations of the Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on November 12, 1997 (the "SERIES C PREFERRED"). On the date hereof, the Company shall deliver to the Purchaser a certificate for the Shares registered in the name of the Purchaser, upon the receipt of payment to the Company of the purchase price therefor.

2        REPRESENTATIONS OF THE COMPANY

         Subject to and except as disclosed by the Company in EXHIBIT A hereto (the "DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to the Purchaser, as of the Closing Date, as follows:

2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of common stock, $.01 par value per share (the "COMMON STOCK"), of which, as of the date hereof, 5,959,752 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.01 par value per share, 1,300,000 of which shares have been designated as Series A Convertible Preferred Stock (all of which are issued and outstanding as of the date hereof), 851,064 of which shares have been designated as Series B Convertible Preferred Stock (425,532 of which are issued and outstanding as of the date hereof) and 2,000,000 shares of Series C Preferred (1,209,875 of which are issued or outstanding as of the date hereof). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Disclosure Schedule or as contemplated by this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

2.3 SUBSIDIARIES, ETC. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

2.4 STOCKHOLDER LIST AND AGREEMENTS. Set forth in the Disclosure Schedule is a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement. Except as provided in, or contemplated by, this Agreement, or as set forth on the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or voting of the capital stock of the Company.

2.5 ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of the Company. The Shares so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement are, and the shares of Common Stock issuable upon conversion of the Shares when issued upon such conversion will be, duly and validly issued, fully paid and non-assessable.

2.6 AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Amendment (as defined in Section 2.7), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Registration Rights Amendment have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Registration Rights Amendment and compliance with their provisions by the Company does not violate any provision of law and does not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

2.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the Registration Rights Amendment, the offer, issuance, sale and delivery of the Shares, or the other transactions contemplated hereby, except such filings as have been made prior hereto and are effective on the date hereof. Based on the representations made by the Purchaser in
         Section 3 of this Agreement, the offer and sale of the Shares to the Purchaser is in compliance with applicable federal and state securities laws.

2.8 LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor, against the Company, which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company.

2.9 TAXES. The Company has filed all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes, if any, shown thereon to be due have been timely paid with exceptions not material to the Company.

2.10 PROPERTY AND ASSETS. The Company has good title to all of its material properties and assets and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance.

2.11 INTELLECTUAL PROPERTY. Set forth on the Disclosure Schedule is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications owned by the Company (the "INTELLECTUAL PROPERTY RIGHTS"). The Company owns, or has the right to use, all third-party technology and intellectual property necessary for the conduct of the Company's business. The Company has taken all actions reasonably necessary to protect the Intellectual Property Rights. To the best of the Company's knowledge, the business conducted or proposed by the Company does not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity. No other person or entity (including without limitation any prior employer of any employee of the Company) has any right to or interest in any inventions, improvements, discoveries or other confidential information of the Company.

2.12 FINANCIAL STATEMENTS. The Company has furnished to the Purchaser its unaudited income statement and balance sheet as at December 31, 1997 and its unaudited balance sheet (the "Balance Sheet") as of March 31, 1998 (the "Balance Sheet Date") (collectively, the "Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

2.13 ABSENCE OF CHANGES. Since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company.

2.14 COMPLIANCE. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business and has all material permits and licenses required thereby.

2.15 EMPLOYEES. The Company's relations with its employees are good. All employees of the Company whose employment responsibility requires access to confidential or proprietary information of the Company have executed and delivered nondisclosure and assignment of invention agreements, the form of which has been made available to the Purchaser for review.

2.16 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws.

3        REPRESENTATIONS OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

3.1 INVESTMENT. The Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

3.2 AUTHORITY. The Purchaser has full power and authority to enter into and to perform this Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes valid and binding obligation of the Purchaser enforceable in accordance with its terms.

3.3 EXPERIENCE. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; and the officers of the Company have made available to the Purchaser business and financial data concerning the Company and any and all other written information which he has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of his investment in the Company and is able financially to bear the risks thereof. The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth and the Purchaser's investment in the Company will not cause such overall commitment to become excessive. The Purchaser has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of the Purchaser's investment in the Company, and the Purchaser has no need for liquidity in this investment.

3.4 SECURITIES LAWS. The Purchaser acknowledges that no federal or state agency has made any finding or determination as to the fairness of the terms of this offering. The Shares have not been recommended or endorsed by any federal or state securities commission or regulatory agency nor have any of the foregoing authorities confirmed the accuracy or determined the adequacy of the materials and information provided to the Purchaser by the Company.

3.5 RISK. The Purchaser understands that an investment in the Company involves significant risks, and the Purchaser has carefully reviewed and is aware of all of the risk factors related to the purchase of the Shares. The Purchaser understands and has fully considered for purposes of this investment that: (1) the Company is an enterprise with limited financial and operating history; (2) the Shares and the Common Stock issuable upon conversion thereof represent an extremely speculative investment which involves a high degree of risk of loss; (3) there are substantial restrictions on the transferability of, and there is currently and may in the future be no public market for, the Shares and the Common Stock issuable upon conversion thereof, and, accordingly, it may not be possible for the Purchaser to liquidate his investment in the Shares and the Common Stock issuable upon conversion thereof; and
         (4) there have been no representations as to the possible future value, if any, of the Shares and the Common Stock issuable upon conversion thereof. In making this investment, the Purchaser has relied exclusively on the representations and warranties of the Company set forth in Section 2 of this Agreement and the Financial Statements. The Purchaser represents and warrants that it has not relied on any other information or material relating to the Company, including but not limited to the draft of private placement memorandum dated September 19, 1997, which the Company disclaims in its entirety.

3.6 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

4        COVENANTS

4.1 RESERVATION OF COMMON STOCK. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

4.2 ADDITIONAL PURCHASES. The Purchaser shall not, without the prior written consent of the Company, purchase, receive or otherwise acquire any securities of the Company except pursuant to the conversion of the Shares.

4.3 TERMINATION OF COVENANTS. The covenants of the Company and the Purchaser contained in Sections 4.1 and 4.2 shall terminate and be of no further force or effect on the earlier to occur of (a) the closing of the Company's first public offering of Common Stock covered by a registration statement filed by the Company under the Securities Act or
         (b) the date on which the Purchaser and any transferee to which he has transferred Shares in accordance with the provisions of this Agreement collectively hold less than ten percent (10%) of the Shares purchased hereunder.

4.4 REGISTRATION RIGHTS AMENDMENT. In order to grant the Purchaser registration rights with respect to the shares of Common Stock issuable upon conversion of the Shares, the Company and the Purchaser shall enter into, and the Company shall use its best efforts to cause the other parties thereto to enter into, an amendment of the Amended and Restated Registration Rights Agreement dated as of December 8, 1997, as amended, among the Purchasers (as defined therein) and the Company.

5        TRANSFER OF SHARES

5.1 RESTRICTED SHARES. "Restricted Shares" means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Shares, and (iii) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); PROVIDED, HOWEVER, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (i) upon any sale that is registered under the Securities Act, (ii) upon any sale pursuant to
         Section 4(1) of, or Rule 144 under, the Securities Act, or (iii) at such time as they become eligible for resale under Rule 144(k) under the Securities Act.

5.2      REQUIREMENTS FOR TRANSFER.

         Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

5.3 TRANSFEREES. Any permitted transferee to whom Shares are transferred by the Purchaser shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were a party hereto and shall, if such transferee will receive confidential information from the Company and is not at such time a party to a confidentiality agreement with the Company, execute and deliver to the Company a confidentiality agreement in form and substance acceptable to the Company. A permitted transferee to whom rights are transferred pursuant to this Section 5 may not again transfer such rights to any other person or entity.

5.4 LEGEND. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

         The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

5.5 RULE 144A INFORMATION. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of the Purchaser, provide in writing to the Purchaser and to any prospective transferee of any Restricted Shares the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("RULE 144A INFORMATION"). The Company also shall, upon the written request of the Purchaser, cooperate with and assist the Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this
         Section 5.5 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

6        MISCELLANEOUS

6.1 SUCCESSORS AND ASSIGNS. Except as provided in Section 5 hereof, the rights granted pursuant to this Agreement may not be transferred or assigned, and any transfer in violation of the provisions of this
         Section 6.1 shall be null and void and of no force or effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

6.2 NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, telecopy or overnight courier (by a nationally recognized carrier) or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  If to the Company:       Art Technology Group, Inc.
                                           101 Huntington Avenue, 22nd Floor
                                           Boston, Massachusetts  02199
                                           Attention: President

                  with a copy to:          Hale and Dorr LLP
                                           60 State Street
                                           Boston, Massachusetts 02109
                                           Attention: David A. Westenberg, Esq.

                  If to the Purchaser:     Mr. Scott A. Jones
                                           1150 West 116th Street
                                           Carmel, IN 46032

         or at such other address or addresses as may have been furnished by the parties in accordance with this Section 6.2. Notices provided in accordance with this Section 6.2 shall be deemed delivered upon personal delivery, upon receipt of a telecopy confirmation, one day after deposit with an overnight delivery service or three business days after deposit in the mail.

6.3 BROKERS. Each of the Company and the Purchaser (i) represents and warrants to the other party that it or he has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

6.4 ENTIRE AGREEMENT. This Agreement (including the Schedule and Exhibits hereto) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

6.5 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon the Purchaser, each future holder of the Shares (including shares of Common Stock into which such Shares have been converted) and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

6.7 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

6.8 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

6.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its choice of law rules.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



COMPANY:

ART TECHNOLOGY GROUP, INC.



By:      /s/  Jeet Singh
   ---------------------------
      Jeet Singh, President



PURCHASER:

SCOTT A. JONES



       /s/  Scott A. Jones
  ----------------------------

                                    EXHIBIT A

                               DISCLOSURE SCHEDULE

         Each disclosure contained in this Disclosure Schedule shall be deemed to have been made with respect to each applicable representation and warranty contained in Section 3 of the Agreement, irrespective of the section of this Disclosure Schedule in which such disclosure appears.

3.2      CAPITALIZATION.

         A. The Company has reserved a total of 2,000,000 shares of Common Stock for issuance pursuant to the Company's 1996 Stock Option Plan (the "Plan"). Options to purchase 1,680,964 shares of Common Stock are outstanding under the Plan.

         B. The Company has issued a Performance Warrant to Softbank Ventures Inc. for the purchase of certain shares of Series B Convertible Preferred Stock at an exercise price of $7.05. The number of shares subject to the warrant is based on the financial performance of the Company. The warrant is exercisable between February 28, 1998 and the earlier to occur of an initial public offering of the Company and February 28, 1999.

         C. The Conversion Price of the Company's Series B Convertible Preferred Stock has been adjusted in connection with the issuance of shares of Series C Preferred Stock on November 12, 1997 resulting in the conversion of such Series B Convertible Preferred Stock into a greater number of shares of Common Stock. Such Conversion Price will be adjusted again as a result of the issuance and sale of the Shares pursuant to this Agreement.

         D. The Company has entered into a Consulting Agreement with Mr. Thomas Matlack, a shareholder and director of the Company, pursuant to which Mr. Matlack will provide strategic and financial consulting services to the Company for a one-year period ending on November 12, 1998 in consideration for the grant of an option to purchase 130,000 shares of common stock at an exercise price of $.75 per share, to be exercisable in full on November 12, 1998. In addition, the Company has agreed to use its best efforts to ensure that Mr. Matlack continues to be elected to the Board of Directors of the Company until an initial public offering of the Company or his death or resignation.

         E. The Company has agreed that in the event that the Company enters into an exclusive arrangement with an investment bank or investment advisor, the Company will ensure that such arrangement does not preclude the Company's existing holders of Series C Stock from making additional equity investments in the Company as mutually agreed by such stockholders and the Company.

         F. The Company has granted a warrant to Silicon Valley Bank ("SVB"), in connection with the extension of credit by SVB to the Company (see 3.13.A below), to purchase up to 46,292 shares of Series C Preferred Stock of the

                  Company at an exercise price of $1.62 per share and, in connection with a modification of its credit facility with SVB, a warrant to purchase up to 10,000 shares of Series C Preferred Stock of the Company at an exercise price of $.01 per share (collectively, the "SVB Warrants"). The Company has also granted SVB certain rights with respect to the registration of the Common Stock issuable upon exercise of the SVB Warrants. Under certain circumstances, if the Company is acquired and the SVB Warrants are not assumed by the acquiror, the Company may be required to repurchase the shares under the SVB Warrants.

         G. The Company's Series B Convertible Preferred Stock may be redeemed for $7.05 per share plus accrued but unpaid dividends on each December 31 of 2001 (up to 25% of such shares), 2002 (up to 50% of such shares), 2003 (up to 75% of such shares) and 2004 (up to 100% of such shares).

3.4      STOCKHOLDER LIST AND AGREEMENTS.

         A.       See Stockholder Lists attached hereto.

         B.       Agreements.

                  1. Stock Purchase Agreement dated as of July, 1995, among the Company, Madanjeet Singh and B.U. Chung.

                  2. Stock Restriction Agreement dated as of December 31, 1991 between the Company and Mahendrajeet Singh.

                  3. Stock Restriction Agreement dated as of December 31, 1991 between the Company and Joseph T. Chung.

                  4. Series B Stock Purchase Agreement dated as of December 23, 1996, between the Company and Softbank Ventures, Inc.

                  5. Stockholders Agreement dated December 23, 1996 among the Company, Softbank Ventures, Inc. and the other parties named therein. (A) Section 7.2 of such Agreement requires to Company to have at least one outside director, and to have a compensation committee comprised solely of outside directors. The Company did not comply with this provision until November 1997. (B) Article II of this Agreement gives Softbank a right to require the registration of certain shares of the Company's Common Stock held by it. (C) Article III of this Agreement gives Softbank a right of first refusal to purchase shares of the Company in this transaction to maintain its current percentage ownership level in the Company.

                  6. Series C Preferred Stock Purchase Agreement dated November 12, 1997.

                  7.       Registration Rights Agreement dated November 12,
                           1997.


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3.8      LITIGATION. The matters disclosed in Sections 3.9 and 3.13.C and D of this Disclosure Schedule could result in litigation or governmental action against the Company.

3.9 TAXES. The Company has been in arrears with respect to the payment of certain payroll withholding taxes, as described under Section 3.15 below.

3.10 PROPERTY AND ASSETS. All the assets of the Company are subject to liens pursuant to a lending facility with SVB (See Section 3.13A). Additional liens on certain of the Company's assets are in favor of Sanwa Leasing Corporation, AT&T Capital Leasing and IBM Credit Corporation.

3.11     INTELLECTUAL PROPERTY.

         A.       Trademarks

                  The Company has filed applications to register its trademarks ATG (Serial No. 75/150643) and DYNAMO (Serial No. 75/722198) with the U.S. Patent and Trademark Office.

                  Sybase, Inc. may be using a trademark similar or identical to the Company's DYNAMO trademark. The Company has not pursued formal legal action with respect to such use.

         B.       Patents

                  The Company filed U.S. Patent Application No. 08/855379 entitled "Method and apparatus for on-the-fly compilation and execution of content documents with embedded source program" with the U.S. Patent and Trademark Office on May 13, 1997.

3.13     ABSENCE OF CHANGES.

         A. In December 1997, the Company obtained a lending facility from SVB in the aggregate amount of $1,000,000, comprising a $500,000 term loan and a $500,000 revolving line of credit, each bearing annual interest at 1.25% above SVB's prime lending rate. The term loan is payable in 36 monthly installments beginning in January 1998. All principal and interest on the line of credit are due on December 29, 2000. Under the loan agreement, the Company is obligated to raise at least $4,000,000 in equity financing before April 15, 1998. A failure to raise this financing would constitute a default under the loan agreement. The Company is in discussions with SVB regarding an extension of this deadline. In connection with these lending facilities, SVB has obtained a first priority security interest in all the Company's assets.

         B. The Company is in default on payments due under its real property lease. A default judgment in the amount of $55,287 against the Company was entered in November 1997 in favor of First Church of Christ Scientist of Boston, the Company's landlord (for property no longer occupied by the Company), on a claim for amounts past due.


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         C.       The Company has delayed payments due to substantially all of its creditors, including employees, and is currently unable to meet its obligations as they become due.

         D.       The Company has continued to incur operating losses.

3.14 COMPLIANCE. See 3.9 above with respect to arrears of withholding taxes and 3.15 below with respect to failure to pay employees.

3.15 EMPLOYEES. The Company is not currently in arrears with respect to the payment of payroll withholding taxes or employee payroll, although the Company has recently been delinquent in making such payments. Governmental taxing authorities may impose penalties on the Company with respect to such past delinquency. There can be no assurance that the Company will not, in the future, again become delinquent in the payment of payroll withholding taxes and/or employee payroll.


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